TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 10.8

Date 27 March 2009

ARGYLE MARITIME CORP.
CATON MARITIME CORP.
DORCHESTER MARITIME CORP.
LONGWOODS MARITIME CORP.
McHENRY MARITIME CORP.
SUNSWYCK MARITIME CORP.
as Joint and Several Borrowers

– and –

TBS INTERNATIONAL LIMITED
as Corporate Guarantor

– and –

THE ROYAL BANK OF SCOTLAND PLC
as Lender

SUPPLEMENTAL AGREEMENT

relating to
a US$84,000,000 guarantee facility

INDEX
Clause Page

1           INTERPRETATION

2           AGREEMENT OF THE LENDER

3           CONDITIONS PRECEDENT

4           REPRESENTATIONS AND WARRANTIES

5           AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

6           FURTHER ASSURANCES

7           FEES AND EXPENSES

8           COMMUNICATIONS

9           SUPPLEMENTAL

10           LAW AND JURISDICTION

SCHEDULE  FINANCIAL COVENANTS DURING COVENANT WAIVER PERIOD

EXECUTION PAGES

APPENDIX  CORPORATE GUARANTEE SUPPLEMENT

THIS AGREEMENT is made on 27 March 2009

BETWEEN

(1)
ARGYLE MARITIME CORP., CATON MARITIME CORP., DORCHESTER MARITIME CORP., LONGWOODS MARITIME CORP., McHENRY MARITIME CORP. and SUNSWYCK MARITIME CORP., each a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 as Joint and Several Borrowers;

(2)	TBS INTERNATIONAL LIMITED, a company incorporated in Bermuda whose principal office is at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM12, Bermuda as Corporate Guarantor; and

(3)	THE ROYAL BANK OF SCOTLAND PLC as Lender.

BACKGROUND

(A)
By a facility agreement (the “Facility Agreement”) dated 29 March 2007 and made between (i) the Borrowers and the Lender, it was agreed that the Lender would make available to the Borrowers a guarantee facility of US$84,000,000.

(B)
This Agreement sets out the terms and conditions on which the Lender agree, with effect on and from the Effective Date, at the request of the Security Parties to waive certain covenants in the Facility Agreement on the terms and conditions set out herein and to the consequential amendment of the Facility Agreement, and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1
Defined expressions.  Words and expressions defined in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

 “Corporate Guarantee Supplement” means a letter supplemental to the Corporate Guarantee executed or to be executed by the Corporate Guarantor in favour of the Lender substantially in the form set out in the Appendix;

“Covenant Waiver Period” means the period commencing on the date of this Agreement and ending on 1 January 2010 (or such later date as the Lender may agree with the Borrowers);

“Effective Date”  means the date on which the conditions precedent in Clause 3 are satisfied; and

“Facility Agreement”  means the facility agreement referred to in Recital (A);

1.3	Application of construction and interpretation provisions of Facility Agreement. Clauses 1.2 and 1.5 of the Facility Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDER

2.1
Agreement of the Lender.  The Lender agrees, subject to and upon the terms and conditions of this Agreement, to the amendments to the Facility Agreement and the Finance Documents as set out in Clause 5.

2.2
Agreement of the Borrowers and the Corporate Guarantor.  The Borrowers and the Corporate Guarantor hereby agree to the amendments to the Facility Agreement and the Finance Documents as set out in Clause 5.

2.3	Effective Date. The agreement of the Lender contained in Clauses 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lender contained in Clauses 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 6 April 2009 or such later date as the Lender may agree with the Borrowers and the other Security Parties:

(a)
documents of the kind specified in Schedule 2, Part A, paragraphs 2, 3, 4 and 5 of the Facility Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Corporate Guarantee Supplement;

(b)	a duly executed original of this Agreement and the Corporate Guarantee Supplement duly executed by the parties to it;

(c)
evidence that the provisions of clause 7.1(c) and 7.1(d) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date; and

(d)
any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrowers and the Security Parties prior to the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Facility Agreement representations and warranties.  The Borrowers represent and warrant to the Lender that the representations and warranties in clause 8 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

4.2
Repetition of Finance Document representations and warranties.  The Borrowers and the Security Parties represent and warrant to the Lender that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Facility Agreement. With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
so that the financial covenants set out in paragraphs (a), (b), (c) and (d) of Schedule 3 and referred to in clause 9.16 shall not apply during the Covenant Waiver Period and so that on the next succeeding Business Day following the last day of the Covenant Waiver Period the Borrowers shall provide a compliance certificate in the form set out in Schedule 4 confirming that the Financial Covenants set out in Schedule 3 as amended by this Agreement have been complied with during the last financial quarter;

(b)	so that during the Covenant Waiver Period the Borrowers and the Corporate Guarantor undertake to comply with the financial covenants and the undertakings set out in the Schedule to this Agreement;

(c)	clauses 14.1 (b) shall be deleted and replaced with the following:

“(b)
quarterly in arrears during the period from (and including) 27 March 2009 to the date of cancellation or termination of the last Guarantee and on the last day of that period a commitment fee at the rate of one point five per cent (1.5%) per annum;”

(d)	the definitions of “Consolidated Interest Charges Coverage Ratio”, “Consolidated EBITDA” and “Consolidated Interest Charges” in Schedule 3 shall be deleted and replaced with the following:

““Consolidated Interest Charges Coverage Ratio” means, at any date of determination, the ratio of (a) the result of (i) Consolidated EBITDA less (ii) the sums of Federal, State, local and foreign income taxes paid in cash for the most recently completed Measurement Period to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income (and without duplication):  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) net losses from the sales of vessels as permitted under this Agreement and (v) any noncash impairment charges incurred during each fiscal year of Holdings and its Subsidiaries ending December 31, 2008 and December 31, 2009 in respect of any of Holdings’ or its Subsidiaries’ goodwill and Vessels, (in each case of or by Holdings and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income, all net gains from the sales of vessels as permitted under this Agreement (in each case of or by Holdings and its Subsidiaries for such Measurement Period); provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest but excluding capitalized interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 – Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded.”;

(e)
the Borrowers and the Corporate Guarantor undertake to provide the Lender with the benefit of any additional or more favourable financial covenants provided to other financing parties under other or future financing agreements in order that the Lender shall be treated no less favourably than any other of the financing parties to the Borrowers or the Corporate Guarantor by providing details of such financial covenants in order that appropriate amendments can be made to the Facility Agreement and the relevant Finance Documents;

(f)
at the end of the Covenant Waiver Period the parties to this Agreement agree to review the terms of the Loan Agreement being amended pursuant to this Agreement and any provisions that may need to be reviewed as a consequence of these amendments;

(g)
so that during the Covenant Waiver Period the Corporate Guarantor shall provide to the Agent as soon as possible but in no event later than 30 days after the end of  each calendar month updated financial projections including but not limited to revenues, operating expenses, net income, cash balances, loan balances, working capital requirements and equity for the period up to and including 31 December 2011;

(h)	the definition of, and references throughout to each Finance Document shall be construed as if the same referred to the Finance Document as amended and supplemented by this Agreement; and

(i)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date, each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
by construing references throughout the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3
Finance Documents to remain in full force and effect.  The Finance Documents shall remain in full force and effect as amended and supplemented by the amendments to the Finance Documents contained or referred to in Clause 5.1.

6	FURTHER ASSURANCES

6.1	Borrowers’ and each Security Party’s obligation to execute further documents etc. Each Borrower and each Security Party shall:

(a)
execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to that Borrower or that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Lender may specify the terms of any document to be executed by any Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Any Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action.  At the same time as any Borrower or any Security Party delivers to the Lender any document executed under Clause 6.1(a), that Borrower or any Security Party shall also deliver to the Lender a certificate signed by 2 of that Borrower’s or that Security Party’s directors which shall:

(a)	set out the text of a resolution of that Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Lender; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under that Borrower’s or that Security Party’s articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee. The Borrowers shall pay to the Lender an amendment fee in the amount of $280,000 on the date of this Agreement.

7.2
Expenses.  The provisions of clauses 14.2 to 14.5 of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General.  The provisions of clause 22 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Finance Documents. This Agreement is a Finance Document.

9.3	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Facility Agreement provisions. The provisions of clause 25 (law and jurisdiction) of the Facility Agreement, shall apply to this Agreement.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

FINANCIAL COVENANTS DURING COVENANT WAIVER PERIOD

The Borrowers and the Corporate Guarantor undertake to comply with the following financial covenants and undertakings during the Covenant Waiver Period:

(a)
Minimum Consolidated Interest Charges Ratio.  Permit the Consolidated Interest Charges Coverage Ratio as of the end of the period of determination indicated below and for such period then ending of Holdings and its Subsidiaries to be less than the ratio set forth below opposite such period:

Period of Determination	Minimum Consolidated Interest Charges Coverage Ratio
Two fiscal quarters ending June 30, 2009	1.10:1.00
Three fiscal quarters ending September 30, 2009	1.35:1.00
Four fiscal quarters ending December 31, 2009	1.75:1.00

(b)	Minimum Cash Liquidity. For each calendar month ending on or after the date hereof, minimum cash maintained by the Borrowers and the Corporate Guarantor shall be not less than $40,000,000 of which:

(i)	a minimum average of $10,000,000 in any calendar month shall be credited to and continue to be held on an operating account maintained with the Lender in the name of TBS Pacific Liner, Ltd.; and

(ii)
$20,000,000 shall be credited to a deposit account to be opened with the Lender and such sum shall only be available to the Borrowers to be used to pay instalments due under the Shipbuilding Contracts and which shall reduce as each such payment is made.

(c)
No Dividends.  As long as no Event of Default has occurred the Borrowers may pay any dividends to the Corporate Guarantor. The Corporate Guarantor will not pay any dividend or make any other form of distribution which it may otherwise have been permitted to make pursuant to clause 9.17 of the Facility Agreement.

(d)
The Borrowers and the Corporate Guarantor each undertake not to purchase (and to procure that none of their subsidiaries purchase) any additional vessels without the prior written consent of the Lender.

(e)
The Borrowers and the Corporate Guarantor acting individually or together shall not invest more than $10,000,000 in aggregate in any joint ventures of which any amounts in excess of $5,000,000 shall require the prior written consent of the Lender.

(f)
The Borrowers and the Corporate Guarantor shall not permit any new or increase their existing off balance sheet operating leases, operating lease payments and payments associated with vessels chartered in for more than 6 months without the prior written consent of the Lender.  The Borrowers and the Corporate Guarantor shall be permitted to enter new or increase their existing off balance sheet operating leases, operating lease payments and payments associated with vessels chartered in for less than 6 months provided that they notify the Lender in writing promptly thereafter.

(g)
The Borrowers and the Corporate Guarantor shall not permit any new or increase their existing Financial Indebtedness, as defined in the Facility Agreement, without the prior written consent of the Lender.

EXECUTION PAGES
BORROWERS

EXECUTED as a DEED	)
by	)
ARGYLE MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

EXECUTED as a DEED	)
by	)
CATON MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

EXECUTED as a DEED	)
by	)
DORCHESTER MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

EXECUTED as a DEED	)
by	)
LONGWOODS MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

EXECUTED as a DEED	)
by	)
McHENRY MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

EXECUTED as a DEED	)
by	)
SUNSWYCK MARITIME CORP.	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis
1 Roondwood Avenue
Stockley Park
UB 11 1AU

CORPORATE GUARANTOR

EXECUTED as a DEED	)
by TBS INTERNATIONAL LIMITED	)
acting by Keith Krut	)	/s/ Keith Krut
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ Dimitrios Vourakis
Dimitrios Vourakis	)
1 Roondwood Avenue
Stockley Park
UB 11 1AU

LENDERS

EXECUTED as a DEED	)
by	)
THE ROYAL BANK OF SCOTLAND PLC	)
acting by G.R. Locker	)	/s/ G.R. Locker
its duly authorised attorney-in-fact	)
in the presence of:	)	/s/ C.L. Patrick
C. L. Patrick
The Royal Bank of Scotland Plc
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX

 APPENDIX
CORPORATE GUARANTEE SUPPLEMENT

To:	The Royal Bank of Scotland plc

Shipping Business Centre

5-10 Great Tower Street

London EC3P 3HX

in its capacity as Security Trustee

27 March 2009

Dear Sirs

We refer to:

(i)
the loan agreement dated 29 March 2007 as amended by a side letter dated 26 March 2008 as further supplemented by a supplemental agreement dated 27 March 2009 (the “Loan Agreement”) made between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp., as joint and several borrowers (the “Borrowers”) the Lenders listed therein, yourselves as mandated lead arranger, bookrunner, agent, security trustee and swap bank pursuant to which the Lenders have made available to the Borrowers a loan facility of One hundred and fifty million Dollars ($150,000,000) upon the terms and conditions specified therein;

(ii)
the master agreement (on the 1992 ISDA Master Agreement (Multicurrency-Crossborder) form) dated 29 March 2007 (the “Master Agreement”) made between the Borrowers and yourselves as swap bank pursuant to which the Borrowers entered into or may enter into certain Transactions (as such term is defined in the said Master Agreement) pursuant to separate Confirmations (as such term is defined in the said Master Agreement) upon the terms and conditions therein contained;

(iii)
the Guarantee dated 29 March 2007 (the “Corporate Guarantee”) executed in your favour in your capacity as security trustee whereby we have guaranteed all the obligations of the Borrowers under the Loan Agreement and the Master Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

We have been advised by the Borrowers that you have agreed to (i) waive certain covenants in the Loan Agreement and (ii) to certain consequential amendments to the Loan Agreement, the Master Agreement and the other Finance Documents subject to the terms and conditions contained in a supplemental agreement substantially in the form annexed hereto (the “Supplemental Agreement”).

In consideration of US$1 and other good and valuable consideration provided by the Security Trustee (the receipt and sufficiency of which we hereby acknowledge) we hereby agree to the amendments to the Loan Agreement, the Master Agreement and the Finance Documents as contained in the Supplemental Agreement and agree that the Corporate Guarantee shall apply to all the obligations of the Borrowers under the Supplemental Agreement as if the Supplemental Agreement were referred to in the Corporate Guarantee (in addition to the Loan Agreement, the Master Agreement and the Finance Documents) and that all references to the Loan Agreement, the Master Agreement and the Finance Documents in the Corporate Guarantee and the other Finance Documents to which we are party shall be read and construed as references to the Loan Agreement, the Master Agreement and the Finance Documents as supplemented and amended by the Supplemental Agreement.  Save as provided herein the Corporate Guarantee shall remain in full force and effect.

The provisions of Clause 18 of the Corporate Guarantee shall apply to this letter.

Yours faithfully

TBS INTERNATIONAL LIMITED